UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2021

Medalist Diversified REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1051 E. Cary Street Suite 601 James Center Three Richmond, VA, 23219
(Address of principal executive offices)

(804) 344-4435
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each Exchange on Which Registered	Trading Symbol(s)
Common Stock, $0.01 par value	Nasdaq Capital Market	MDRR
8.0% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	Nasdaq Capital Market	MDRRP

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 16, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Medalist Diversified REIT, Inc. (the “Company”) authorized the grant of 26,900 shares of the Company’s common stock to Brent Winn Jr., the Company’s Chief Financial Officer, pursuant to the Company’s 2018 Equity Incentive Plan. The issuance date of the foregoing grant of common stock will be determined by the Company.

ITEM 8.01	OTHER EVENTS.

On March 19, 2021, our Company’s external manager, Medalist Fund Manager, Inc. (our “Manager”), agreed to defer the payment of half of any acquisition fee it earns pursuant to the Management Agreement, dated as of March 15, 2016, by and among the Company, Medalist Diversified Holdings, L.P. and the Manager (the “Management Agreement”), until the earlier of (i) the public trading price of our common stock reaching $5.00 per share as reported on the Nasdaq Capital Market; (ii) the sale, merger, consolidation or similar transaction of the Company; and (iii) the termination of the Management Agreement by the Company without cause.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Dated: March 22, 2021	By:	/s/ Thomas E. Messier
Thomas E. Messier
Chief Executive Officer, Chairman of the Board, Treasurer and Secretary